SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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September 5, 2011
Date of Report (Date of Earliest event reported)

GLOBAL NUTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or o (State or other Jurisdiction Of incorporation)	(Com(Commission File Number)	(IRS Employer Identification No.)

5412 Bolsa Avenue, Suite D, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(714) 373-1930

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	(1) (i) Effective September 5, 2011, E.G. Marchi resigned as a Director.
(ii)	Not Applicable.
(iii)	There was no disagreement between Mr. Marchi and the Company. He resigned to pursue other business opportunities.

(2)	Not applicable.

(b)          Effective September 5, 2011, E. G. Marchi, our President and Chief Financial Officer, resigned both  of those positions.

(c)	(1) Effective September 5, 2011, John Magner was elected a Director, President and Chief Financial Officer.

(2)          John Magner, 60, Director, President, Secretary and Chief Financial Officer.  From 1995 through April 2009 was involved in the mortgage lending industry.  From March 2008 through April 2009, he was employed by Chase Bank/Washington Mutual as a Loan Officer/Business Development Officer,  Prior to that from June 2004 through June 2007, he was employed by WMC Mortgage Corporation as Director of Business Development.  Mr. Magner has been self-employed as a Business Consultant in the automobile financial products industry from April 2009 to present.

(3)          Not applicable.

(d)	See sub-paragraph (c), above.

(e)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2011	GLOBAL NUTECH, INC.

	By:	/s/ John Magner
Name: John Magner
Title : President